Exhibit 13
Section 906 — Corporate Responsibility for Financial Reports
I, James Murdoch, the Chief Executive Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:
(i)	the annual report on Form 20-F for the year ended 30 June 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: 31 July 2006

James Murdoch
Chief Executive Officer
Section 906 — Corporate Responsibility for Financial Reports
I, Jeremy Darroch, the Chief Financial Officer of British Sky Broadcasting Group plc (“the Company”), certify that to the best of my knowledge:
(iii)	the annual report on Form 20-F for the year ended 30 June 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(iv)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: 31 July 2006

Jeremy Darroch
Chief Financial Officer